UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 27, 2005
Eyetech Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50516	13-4104684

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Times Square, 12th Floor New York, NY	10036

(Address of Principal Executive Offices)	(Zip Code)
(212) 824-3100

(Registrant’s telephone number (including area code)

(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     The information in this Item 2.02 of Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
     On July 27, 2005, Eyetech Pharmaceuticals, Inc. announced its financial results for the three months ended June 30, 2005. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The press release contains both GAAP and non-GAAP financial measures. The non-GAAP financial measures included are net income and earnings per share (or EPS). These non-GAAP financial measures exclude termination benefits of $1.5 million related to a force reduction of 25 employees in June 2005. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The table of reconciliation is attached as Exhibit 99.2 to this Current Report on Form 8-K.
     The press release includes non-GAAP financial measures because our management uses this information to monitor and evaluate Eyetech’s operating results and trends on an on-going basis. Our management believes the non-GAAP information is also useful for investors because the amount relating to the force reduction were the result of a consolidation of certain job functions which is unusual due to its size and infrequency. Consequently, excluding those items from our net income and EPS provides users of the financial statements an important insight into our operating results and related trends that affect our business. In addition, our management uses non-GAAP financial information and measures internally for operating, budgeting and financial planning purposes.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
     The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated July 27, 2005

99.2	Table of Reconciliation of GAAP to non-GAAP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2005	EYETECH PHARMACEUTICALS, INC.

	By:	/s/ Glenn Sblendorio

	Name:	Glenn Sblendorio
	Title:	Executive Vice President, Finance and
Chief Financial Officer